                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

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                             COMMUNITY BANKS, INC.
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                             COMMUNITY BANKS, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           Date:May 1, 2001
                           Time:10:00 a.m.
                           Place:Four Points Sheraton
                           800 East Park Drive
                           Harrisburg, Pennsylvania

Matters to be voted on:

  1. Election of Directors. Election of four (4) Class B Directors to serve until the 2005 annual meeting.

  2. Other Business. Any other business properly brought before the shareholders at the meeting.

   You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 16, 2001 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patricia E. Hoch
                                       PATRICIA E. HOCH
                                       Secretary

Millersburg, Pennsylvania
March 28, 2001

                             COMMUNITY BANKS, INC.

                               ----------------

                                PROXY STATEMENT
                                MARCH 28, 2001

                               ----------------

                              GENERAL INFORMATION

   This proxy statement has information about the annual meeting of shareholders of Community Banks, Inc. ("CTY"). The respective management of CTY, Community Banks, N.A. ("CBNA") and Peoples State Bank ("PSB") prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on March 28, 2001.

   We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

   Our executive offices are located at 150 Market Square, Millersburg, Pennsylvania, and our telephone number is (717) 692-4781. Our mailing address is P.O. Box 350, Millersburg, Pennsylvania 17061.

Shareholder Proposals for the 2002 Annual Meeting of Shareholders

   If you want to include a shareholder proposal in Community's proxy statement pursuant to SEC Rule 14a-8 for the 2002 annual meeting, you must deliver the proposal to our secretary at our executive offices by November 30, 2001. Notice of any other type of shareholder proposal outside the processes of Rule 14a-8 will be untimely unless you submit the notice by February 13, 2002.

   If the date of our next annual meeting is advanced or delayed by more than 30 days fromMay 1, 2002, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

                                    VOTING

Who can vote?

   You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 16, 2001 (the "Record Date"). A total of 7,161,687 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

   The Trust Department of CBNA, as sole trustee, holds 48,383 shares of CTY common stock. The Trust Department may vote these shares at the annual meeting.

   As of the Record Date, management of CTY beneficially owned a total of 1,246,591 shares of CTY common stock.

What vote is required?

   All matters to be voted on at the annual meeting, including election of directors, must be approved by the holders of a majority of the shares of common stock entitled to vote.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxyholders named in the enclosed proxy card will vote your shares as they see fit.

How are votes counted?

   Our transfer agent counts all votes cast by proxy before the annual meeting. Our judges of election will manually count all votes which are cast in person or by proxy at the annual meeting.

   Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.

How do I vote?

   Refer to the voting instructions on the proxy card. You may vote either by completing and returning the enclosed proxy card, by telephone or by appearing in person at the annual meeting. We encourage you to return the proxy card or to vote by telephone, to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card or voted by telephone.

Can I change my vote after I return my proxy card or vote by telephone?

   Yes. At any time before the vote on a proposal, you can change your vote either by:

  .  giving CTY's secretary a written notice revoking your proxy card;

  .  signing, dating and returning to us a new proxy card; or

  .  placing a second telephone vote.

   We will honor the proxy card or the telephone vote with the latest date.

                         ELECTION OF DIRECTORS OF CTY

   With respect to electing directors, CTY's bylaws provide as follows:

  . the board of directors will consist of not less than five nor more than 25 directors;

  . there will be four classes of directors, as nearly equal in number as possible;

  .  each class will be elected for a term of four years; and

  . each class will be elected in a separate election, so that the term of office of one class of directors will expire in each year.

   At the annual meeting, we will nominate the four persons named in this proxy statement as Class B Directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

   Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the secretary of CTY not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of CTY which you own. Your notice must also contain the following information on each proposed nominee:

  .  the name, address and age of the nominee;

  .  the principal occupation of the nominee;

  .  the number of shares of CTY common stock owned by the nominee; and

  . the total number of shares that, to your knowledge, will be voted for the nominee.

   If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judges of election will disregard any votes cast for your nominees.

   The proxyholders named in the proxy card intend to vote for the election of the four persons listed as Class B Directors to serve until the 2005 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class B Director is currently a director of CTY.

   The following table shows the name and age of each nominee and the current directors in each class. The table also shows the following information on each nominee and director:

  . business experience, including principal occupation for the past five years;

  .  the period during which he or she has served as a director of CTY; and

  . the number and percentage of outstanding shares of common stock of CTY which he or she beneficially owned as of the Record Date.

                                Directors of CTY

                                                          Amount and
                         Business Experience,             Nature of     Percentage
                          Including Principal    Director Beneficial        of
                        Occupation for the Past   Since   Ownership     Outstanding
Name and Age                  Five Years           (1)       (2)        Stock Owned
------------           ------------------------- -------- ----------    -----------

CLASS B DIRECTORS(3):

To be elected for a four year term ending in 2005:

Thomas W. Long         Partner, Millersburg        1981     11,682(13)        *
 Age 71                Hardware Co.,
                       Millersburg, PA

Donald L. Miller       President, Miller           1981     98,023(13)     1.37
 Age 71                Bros. Dairy,
                       Millersburg, PA

Samuel E. Cooper       Retired Superintendent,     1992      3,436(13)        *
 Age 67                Warrior Run School
                       District

Eddie L. Dunklebarger  President/CEO               1998    151,472(4)      2.09
 Age 47                CTY, CBNA, and PSB
                       Prior to March 31, 1998 -
                       President/CEO of PSB

CLASS A DIRECTORS:

To continue in office until 2004:

Thomas L. Miller       Retired Chairman and        1966     74,428(5)      1.03
 Age 68                CEO of CTY, and Retired
                       Chairman, President and
                       CEO of CBNA

James A. Ulsh          Attorney-at-Law,            1977     18,998(13)        *
 Age 54                Mette, Evans &
                       Woodside,
                       Harrisburg, PA

Ronald E. Boyer        President, Alvord-          1981     27,028(6)         *
 Age 63                Polk, Inc.
                       (manufacturer of
                       cutting tools),
                       Millersburg, PA

Peter DeSoto           CEO, J.T. Walker            1981     49,697(13)        *
 Age 61                Industries, Inc.
                       (manufacturer of
                       metal products),
                       Elizabethville, PA

                         Business Experience,                Amount and    Percentage
                         Including Principal                  Nature of        of
                          Occupation for the      Director   Beneficial    Outstanding
Name and Age               Past Five Years        Since (1) Ownership (2)  Stock Owned
------------         ---------------------------- --------- -------------  -----------

CLASS D DIRECTORS:

To continue in office until 2003:

Robert W. Rissinger  Secretary/Treasurer            1968       275,323(7)     3.84
 Age 74              Alvord-Polk, Inc.
                     Engle Rissinger Auto Group

John W. Taylor, Jr.  President,                     1998        23,567(8)        *
 Age 70              Air Brake & Power
                     Equipment Co.

Susan K. Nenstiel    Regional Director of           1996         1,238(13)       *
 Age 49              Development
                     Lutheran Welfare Services
                     Hazleton, PA;
                     Executive Director for the
                     League of Woman Voters

Wayne H. Mummert     Retired U.S. Postal Service/   1998        75,278(9)     1.05
 Age 67              Farmer

CLASS C DIRECTORS:

To continue in office until 2002:

Kenneth L. Deibler   Self-Employed                  1966        36,585(13)       *
 Age 78              Insurance Broker,
                     Elizabethville, PA

Allen Shaffer        Attorney-at-Law,               1961        53,184(10)       *
 Age 75              Millersburg and
                     Harrisburg, PA

Ernest L. Lowe       Chairman--CTY, CBNA,           1990        55,188(11)       *
 Age 64              and PSB

Earl L. Mummert      Consulting Actuary             1998        32,042(12)       *
 Age 56              Conrad M. Siegel, Inc.
                     Harrisburg, PA

--------
* Less than 1%.

(1) Includes service as a director of CBNA (formerly Upper Dauphin National
    Bank), a wholly-owned subsidiary of CTY, prior to 1983 and service as a director of CTY after 1983.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 16, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(3) Ray N. Leidich, age 72, is a Class B director who will serve until his term expires on the date of CTY's annual meeting. Mr. Leidich will continue to serve as an emeritus director, but is not seeking re-election for another term. Mr. Leidich is the beneficial owner of 75,390 shares of CTY (1.05% of the outstanding stock of CTY), including 37,195 shares owned by Dr. Leidich's wife, Dolores Leidich and stock options to acquire 1000 shares.

(4) Includes 11,091 shares owned by Mr. Dunklebarger's children, 351 owned by Mr. Dunklebarger's wife, Connie Dunklebarger, 10,981 shares held in Mr. Dunklebarger's 401K, 451 shares held in Mr. Dunklebarger's ESPP, 9,549 shares held in his IRA and stock options to acquire 88,007 shares.

(5) Includes 920 shares held by Mr. Miller's IRA and stock options to acquire 40,265 shares.

(6) Includes 7,428 shares owned by Alvord-Polk, Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer, 579 shares owned by Mr. Boyer's wife, Judith Boyer, and stock options to acquire 1000 shares.

(7) Includes 7,428 shares owned by Alvord Polk Tool Co., Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer, 16,554 shares owned by Engle Rissinger Auto Group, Inc., 48,070 shares owned by Mr. Rissinger's wife, Shirley Rissinger, 11,661 shares owned by Engle Rissinger Auto Group, Inc. Profit Sharing Plan (R.Ibberson and H. Engle Co-Trustees), 88,128 share held by Mr. Rissinger's IRA and stock options to acquire 1000 shares.

(8) Includes 1,333 shares owned by Mr. Taylor's wife, Lou Ann Taylor, 953 shares held in Mr. Taylor's IRA, and stock options to acquire 1,000 shares.

(9) Includes 16,671 shares held by Mr. Mummert's wife, Shirley Mummert, and stock options to acquire 3,208 shares.

(10) Includes 4,784 shares owned by Mr. Shaffer's retirement account and stock options to acquire 1,000 shares.

(11) Includes 206 shares owned by Mr. Lowe's wife, Barbara Lowe, 25 shares owned by Mr. Lowe's son, 228 shares held by Mr. Lowe's 401K, 1,626 shares held by Mr. Lowe's IRA, and stock options to acquire 36,920 shares.

(12) Includes 20,913 shares held by Mr. Mummert's IRAs and stock options to acquire 3,208 shares.

(13) Includes stock options to acquire 1,000 shares.

   None of the directors or nominee directors are directors of other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

The following table shows all shares owned beneficially by all directors and executive officers of CTY as a group:

              Amount and Nature of
           Beneficial Ownership (1)(2)
   Title
     of
   Class      Direct       Indirect(3)   Percent of Class
   -----   -------------- -------------------------------
   Common       1,071,583        175,008      16.76%

--------

(1) See footnote 2 on page 5.

(2) Included in these totals are shares held by director emeriti of CTY as follows:

   Leon E. Kocher--30,991 shares which includes 13,563 shares held by Mr. Kocher's wife, Margaret Kocher and stock options to acquire 1,000 shares.

   Joseph J. Monahan--22,651 shares which includes stock options to acquire 1,000 shares.

   Harry B. Nell--37,223 shares which includes 925 shares held by Mr. Nell's wife, Helen Nell, and stock options to acquire 3,208 shares.

(3) The 7,428 shares owned by Alvord-Polk, Inc. are counted only once in this total. Alvord-Polk, Inc. is 50% owned by Robert W. Rissinger and 50% owned by Ronald E. Boyer. Thus, these shares are indicated above as being beneficially owned by both Mr. Rissinger and Mr. Boyer.

                               MANAGEMENT OF CTY

Executive Officers

   The following table sets forth the executive officers of CTY (as determined in accordance with the rules and regulations of the Securities and Exchange Commission), their ages, their positions with CTY, their business backgrounds and the beneficial ownership of Common Stock of CTY by each of such persons. Share information is stated as of March 16, 2001.

                           Executive Officers of CTY

                                                Amount and  Percentage
                                                Nature of       of
                                                Beneficial  Outstanding
Name and Age                    Title          Ownership(1)    Stock
------------           ----------------------- ------------ -----------
Eddie L. Dunklebarger  President and Chief       151,472       2.12
 Age 47                Executive Officer(2)

Ernest L. Lowe         Chairman(3)                55,188          *
 Age 64

Robert W. Lawley       Executive Vice-            18,218          *
 Age 46                President/Operations(4)

Terry L. Burrows       Executive Vice-            30,637          *
 Age 52                President/Finance(5)

Anthony N. Leo         Executive Vice-            14,476          *
 Age 40                President/Financial
                       Services and
                       Administration(6)

Jeffrey M. Seibert     Executive Vice-            51,982          *
 Age 41                President/Banking
                       Services(7)

--------

 Less than 1%.

(1) Includes currently exercisable options to acquire shares of CTY.

(2) Mr. Dunklebarger has held this position since 1998. Prior to that time, Mr. Dunklebarger was President and CEO of PSB.

(3) Mr. Lowe has been chairman since 1998. Prior to that time, Mr. Lowe was President of CTY and EVP of CBNA.

(4) Mr. Lawley has been an executive vice president since 1984.

(5) Mr. Burrows has been an executive vice president since 1984.

(6) Mr. Leo has been an executive vice president since 1998, when PSB was acquired by CTY. Prior to that time, Mr. Leo was an executive vice president of PSB.

(7) Mr. Seibert has been an executive vice president since 1998, when PSB was acquired by CTY. Prior to that time, Mr. Seibert was an executive vice president of PSB.

          BOARD EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

   Members of the Compensation Committee as of December 31, 2000 were, Robert
W. Rissinger, James A. Ulsh, Earl L. Mummert, Peter DeSoto, John W. Taylor, Jr. and Donald L. Miller. None of these committee members have been officers or employees of CTY or any of its subsidiaries at any time. James A. Ulsh is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CTY has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert is a consulting actuary with Conrad M. Seigel, Inc. which provides actuarial services for CTY.

   Through our executive compensation policy, we seek to achieve the following goals in determining compensation of our executive officers:

  . integrate compensation with CTY, CBNA and PSB annual and long-term performance goals;

  .  reward exceptional performance;

  .  recognize individual initiative and achievements;

  .  attract and retain qualified executives;

  . provide compensation packages competitive with those offered by other similar bank holding companies and banks; and

  .  encourage stock ownership by executive officers.

   The Compensation Committee considers a variety of criteria in evaluating and establishing compensation. Among other things, the Compensation Committee considers and compares information reported in SNL Securities Bank Performance Report and the SNL Executive Compensation Review for Commercial Banks in evaluating executive compensation.

   The Compensation Committee believes that compensation for CTY's executive officers can best be accomplished through a combination of techniques, including:

  .  salary;

  .  the CTY Bonus Plan;

  .  the Long-Term Incentive Plan; and

  .  appropriate fringe benefits.

CTY Bonus Plan

   We maintain a Bonus Plan for the executive officers of CTY and its subsidiaries. Pursuant to this plan, a certain percentage of net income is placed in a bonus pool. Bonuses paid to the executive officers are determined by the Compensation Committee pursuant to guidelines established by the Committee. The guidelines are based upon the level of net income CTY achieves during the year. The remainder of the bonus pool is distributed to other officers of CTY or its subsidiaries. The Compensation Committee delegates to the Chief Executive Officer the distribution of the remainder of the bonus pool. In 2000, Eddie L. Dunklebarger, Chief Executive Officer, and Ernest L. Lowe, Chairman, each received bonuses of $113,000. The total amount of bonuses paid to all executive officers, including those amounts paid to Mr. Dunklebarger and Mr. officers of CTY and its subsidiaries totaled $339,944.

Long-Term Incentive Plan

   In 1998, we adopted a Long-Term Incentive Plan. Under the plan, we can issue incentive stock options, stock appreciation rights, and non-qualified stock options. The Compensation Committee believes that stock ownership by management helps align management's interests with the interests of the shareholders in enhancing and increasing the value of CTY common stock. The Compensation Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions.

Employment Agreements

   We have entered into employment agreements with our executive officers. Following is a summary of those agreements.

Mr. Dunklebarger and Mr. Lowe

   Mr. Dunklebarger's employment agreement provides that he is employed for a period of five (5) years beginning March 31, 1998. Upon the expiration of the third year of the initial five-year term, and upon the expiration of each additional year of employment, Mr. Dunklebarger's employment automatically extends for an additional year (resulting in successive three-year terms) unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of CTY or Mr. Dunklebarger gives written notification to the other of its/his intent not to renew the employment agreement.

   Pursuant to his agreement, Mr. Lowe is employed for a period of three (3) years beginning March 31, 1998. On each anniversary date of the effective date of the agreement, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty
(60) days prior to the anniversary date.

   Pursuant to their agreements, Mr. Dunklebarger and Mr. Lowe each received an initial annual salary of $190,000. Their salaries are subject to increase as the Compensation Committee and the Board of Directors deems appropriate. For a period of two (2) years (beginning with calendar year 1998), Mr. Dunklebarger and Mr. Lowe each received a bonus equal to the greater of (i) $50,000, or (ii) any bonus to which he would be entitled to as a participant in CTY's executive bonus plan. Going forward, Mr. Dunklebarger and Mr. Lowe will each participate in CTY's executive bonus plan. Additionally, Mr. Dunklebarger and Mr. Lowe are entitled to participate in or receive benefits under all CTY employment benefit plans, including the right to receive options for at least 6,000 shares of CTY Common Stock (to be adjusted for stock splits and stock dividends), per year, under CTY's existing stock option plan. Mr. Dunklebarger and Mr. Lowe will also be entitled to other benefits and perquisites as CTY's Board of Directors deems appropriate.


Mssrs. Lawley, Burrows, Leo, and Seibert

   The agreements with Robert W. Lawley, Terry L. Burrows, Anthony N. Leo, and Jeffrey M. Seibert generally provide that they are employed for rolling terms of two (2) years. On each anniversary date of the agreements, the term of the agreements automatically renews and is extended for an additional one-year period unless either party has provided the other party with notice of intent not to renew within sixty (60) days before the anniversary date. The agreements also provide that if the employee's employment is terminated pursuant to a change in control, as defined in the agreements, the employee may receive an amount equal to salary to which the employee would be entitled to be paid between the date of termination and the end of the remaining term of the agreement.

Executive Compensation

   The Compensation Committee seeks to attract and retain qualified executive officers by offering compensation competitive with that offered by similar bank holding companies. The Compensation Committee considers objective and subjective criteria. Among other things, the Committee considers data from the SNL Executive Compensation Review. The SNL Executive Compensation Review helps the Committee compare CTY's executive compensation to that of a peer group of 14 Pennsylvania bank holding companies with assets between $300,000,000 and $1,350,000,000. The SNL Executive Compensation Review compares:

  .  asset size;

  .  return on assets;

  . the salaries of the chief executive officer and other executive officers;

  .  return on average assets; and

  .  return on average equity.

   The Compensation Committee also considers the performance of CTY common stock on the American Stock Exchange, particularly compared with the performance of the stock of other comparable bank holding companies.

   The Compensation Committee does not make its recommendations based solely on corporate performance. The Committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

Eddie L. Dunklebarger--President and CEO of CTY, CBNA and PSB

   For 2000, Mr. Dunklebarger received an annual salary of $235,000. He was also a participant in the CTY Long Term Incentive Plan and the CTY Bonus Plan. Mr. Dunklebarger received a bonus of $113,000, based on 1999 performance. Pursuant to the CTY Long Term Incentive Plan, Mr. Dunklebarger received stock options to purchase 15,000 shares of CTY common stock at an exercise price of $19.438 per share. These options, granted in November of 2000, were based on 2000 performance.

Ernest L. Lowe - Chairman of CTY, CBNA and PSB

   For 2000, Mr. Lowe received an annual salary of $215,000. He was also a participant in the CTY Long Term Incentive Plan and CTY Bonus Plan. Mr. Lowe received a bonus of $113,000, based on 1999 performance. Pursuant to the CTY Long Term Incentive Plan, Mr. Lowe received stock options to purchase 10,000 shares of CTY common stock at an exercise price of $19.438 per share. These options, granted in November of 2000, were based on 2000 performance.

Other Executive Officers

   With respect to the compensation of CTY's other executive officers, the Compensation Committee considers information provided by the Chief Executive Officer about each executive officer including:

  .  level of individual performance;

  .  contribution to the consolidated organization; and

  .  salary history.

   The Compensation Committee also considers:

  .  the earnings of CTY on a consolidated basis;

  .  the peer group compensation information discussed above;

  .  individual performance factors; and

  . its subjective evaluation of the services provided by each executive officer.

   You can see the compensation paid to CTY's other executive officers in the Summary Compensation Table on page 13 of this proxy statement.

   This report is given by the Compensation Committee, consisting of Robert W. Rissinger, Peter DeSoto, James A. Ulsh, Earl L. Mummert, John W. Taylor, Jr., and Donald L. Miller.

Stock Performance Graph

   The following graph shows the yearly percentage change in CTY's cumulative total shareholder return on its common stock from December 31, 1995 to December 31, 2000 compared with the cumulative total return of the AMEX Stock Market (US Companies) and a self-determined peer group consisting of 12 bank holding companies. The bank holding companies in the peer group are Bryn Mawr Bank Corp., Comm Bancorp, Inc., F & M Bancorp MD, First Colonial Group, Inc., Harleysville National Corp., Main Street Bancorp, Inc., National Penn Bancshares, Inc., Omega Financial Corp., Patriot Bank Corp., Promistar Financial Corp., S & T Bancorp, Inc., Sterling Financial Corp., and Sun Bancorp, Inc.

                    [Stock Performance Graph Appears Here]

                                              Legend
                                12/1995   12/1996    12/1997    12/1998   12/1999   12/2000
Community Banks, Inc.            100.0     108.5      188.4     173.3     170.6     165.8
AMEX Stock Market(US Companies)  100.0     101.5      127.3     136.6     179.3     168.4
Self-
Determined Peer Group            100.0     110.3      177.9     187.8     165.8     146.3

Cash Compensation

   The following Summary Compensation Table shows the annual salary and other compensation for our executive officers for the last three years.

                          SUMMARY COMPENSATION TABLE

                                           Annual Compensation                 Long Term Compensation
                               -------------------------------------------- -----------------------------
                                                     Other                                       All
                                                     Annual     Restricted  Options/  LTIP      Other
Name and Principal                                Compensation    Stock       SARs   Payouts Compensation
Position                  Year Salary($) Bonus($)    (1)($)    Awards(2)($)  (3)(#)  (4)($)     (5)($)
------------------        ---- --------- -------- ------------ ------------ -------- ------- ------------
Eddie L. Dunklebarger     2000  235,000  113,000      --           --        15,000    --       48,072
 President & CEO of CTY,  1999  205,033   50,000      --           --        15,750    --       55,732
 CBNA and PSB             1998  184,808   59,200      --           --        34,179    --       41,885


Ernest L. Lowe            2000  215,000  113,000      --           --        10,000    --      258,992
 Chairman of CTY, CBNA    1999  205,000   50,000      --           --        10,500    --      103,100
 and PSB                  1998  190,000   36,586      --           --        11,025    --        5,400


Robert W. Lawley          2000  112,350   37,500      --           --         5,000    --       31,997
 Executive Vice-          1999  107,000   25,137      --           --         5,250    --       17,404
 President/Operations     1998  100,400   29,220      --           --         5,512    --          --

Terry L. Burrows          2000  103,000   37,500      --           --         5,000    --       36,392
 Executive Vice-          1999   98,000   25,137      --           --         5,250    --       18,297
 President/Finance        1998   91,100   27,792      --           --         5,512    --          --

Jeffrey M. Seibert        2000  106,000   37,500      --           --         5,000    --       19.994
 Executive Vice-          1999  100,800   25,000      --           --         5,250    --       19,223
 President/Banking        1998   88,269   29,200      --           --        12,130    --       17,624
 Services

Anthony N. Leo            2000  106,000   37,500      --           --         5,000    --       26,484
 Executive Vice-          1999  100,800   25,000      --           --         5,250    --       26,361
 President/Financial      1998   88,269   29,200      --           --        12,130    --       24,582
 Services and
 Administration

(1) The total personal benefits provided by CTY and its subsidiaries for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years shown. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.

(2)  We have not issued any Restricted Stock Awards to any executive officer.

(3) Stock Options for Mr. Dunklebarger, Mr. Seibert and Mr. Leo in 1998 include options awarded to them as officers of PSB, prior to the PSB acquisition by CTY. When appropriate, stock options shown above have been adjusted for subsequent stock dividends and stock splits.

(4) CTY does not maintain any Long-Term Incentive Plan as defined in the applicable SEC regulations, and has made no payouts pursuant to any such plan.

(5)  "All other compensation" includes the following:

   Mr. Dunklebarger--Director fees of $5,400 for 2000, $4,800 in 1999, and $2,250 in 1998; employer contributions to the CTY 401(k) Plan of $13,600 in 2000, $14,354 in 1999, and $14,600 in 1998; SERP accruals of $29, 072 in 2000,
$26,978 in 1999, and $25,035 in 1998.

   Mr. Lowe--Director fees of $5,400 for 2000, 1999 and 1998; employer contributions to the CTY 401(k) Plan of $13,600 in 2000 and $12,800 in 1999; SERP accruals of $239,992 in 2000 and $84,900 in 1999.

   Mr. Lawley--Employer contributions to the CTY 401(k) Plan of $13,058 in 2000 and $10,714 in 1999; SERP accruals of $18,939 in 2000 and $6,700 in 1999.

   Mr. Burrows--Employer contributions to the CTY 401(k) Plan of $12,647 in 2000 and $9,897 in 1999; SERP accruals of $23,745 in 2000 and $8,400 in 1999.

   Mr. Seibert--Employer contributions to the CTY 401(k) Plan of $11,480 in 2000, $11,322 in 1999, and $10,292 in 1998; SERP accruals of $8,514 in 2000,
$7,901 in 1999, and $7,332 in 1998.

   Mr. Leo--Employer contributions to the CTY 401(k) Plan of $11,480 in 2000, $11,925 in 1999, and $10,667 in 1998; SERP accruals of $7,804 in 2000, $7,236 in 1999, and $6,715 in 1999; car allowance of $7,200 in 1998, 1999 and 2000.

Stock Options

   In 1998, the shareholders of CTY adopted the CTY Long-Term Incentive Plan. This plan allows us to issue awards to key officers of CTY. Awards may be made in the form of incentive stock options (ISOs), nonqualified stock options (NQSOs) and stock appreciation rights (SARs).

Incentive Stock Options

   The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of CTY common stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise longer than ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted.

   In November 2000:

  .  Eddie L. Dunklebarger was granted 4,672 ISOs; and

  .  Ernest L. Lowe was granted 4,619 ISOs.

   The plan requires adjustment of the options to reflect changes in the number of outstanding shares caused by events such as the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

Nonqualified Stock Options (NQSO)

   NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the plan. Although tax treatment of ISOs and NQSOs may differ, the plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These conditions are described above. In November, 2000:

  .  Eddie L. Dunklebarger was granted 10,328 NQSOs; and

  .  Ernest L. Lowe was granted 5,381 NQSOs.

   To date, all NQSOs granted have an option price equal to the fair market value of CTY common stock on the date the NQSO was granted.

Stock Option Grants

   The following table shows:

  .  the number of stock options granted to executive officers in 2000;

  . the percentage which the executive's options bears in relation to the total options granted to all key employees during the year;

  .  the option price;

  . the potential realization value of the options assuming certain rates of stock appreciation:

                              STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR

                                                                         Potential
                                                                        Potentiale
                                                                     Realizable Value
                                                                     at Assumed Annual
                                                                     Alternative Rates
                                                                      of Stock Price
                                                                     Appreciation for
                               Individual Grants                        Option Term
                       ----------------------------------            -----------------
                        Number of    % of Total  Exercise
                        Securities  Options/SARs or Base
                        Undrlying    Granted to   Price
                       Options/SARs Employees in  ($/Sh)  Expiration  5% ($)  10% ($)
Name                   Granted (#)  Fiscal Year    (1)       Date      (2)      (2)
----                   ------------ ------------ -------- ---------- -------- --------
Eddie L. Dunklebarger     15,000       13.10%    $19.4380 11/30/2010 $183,367 $464,687
Ernest L. Lowe            10,000        8.73%    $19.4380 11/30/2010 $122,245 $309,792
Robert W. Lawley           5,000        4.37%    $19.4380 11/30/2010 $ 61,122 $154,896
Terry L. Burrows           5,000        4.37%    $19.4380 11/30/2010 $ 61,122 $154,896
Anthony N. Leo             5,000        4.37%    $19.4380 11/30/2010 $ 61,122 $154,896
Jeffrey M. Seibert         5,000        4.37%    $19.4380 11/30/2010 $ 61,122 $154,896

(1) Options were granted in November, 2000, each with an exercise price of $19.438 per share. The option prices in all events equal the fair market value of CTY common stock on the date of the grant. The options granted in November, 2000 were for calendar year 2000.

(2) Applicable SEC regulations require us to disclose the potential appreciation in options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the option. Appreciation is determined as of the expiration date of the option. The figures shown above assume 5% and 10% rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option price of $19.438 per share.

Stock Option Exercises

   The following table shows:

  .  all options exercised by each executive officer of CTY during 2000;

  . the number of shares acquired on exercise; . the value realized by the executive officer upon exercise; and . the number of exercisable and un-exercisable options outstanding

  . for each executive officer, and the value of those options, as of December 31, 2000:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                        Shares                                          Value of Unexercised
                       Acquired                                             In-the-Money
                          on      Value       Number of Unexercised     Options/SARs at FY-
                       Exercise  Realized   Options/SARs at FY-End (#)  End ($) Exercisable/
Name                     (#)       *$)     Exercisable/Unexercisable(1) Unexercisable(1),(2)
----                   -------- ---------- ---------------------------- --------------------
Eddie L. Dunklebarger   2,250   $16,256.25        83,484/34,256            502,782/57,903
Ernest L. Lowe          7,250   $99,983.75        36,920/18,146            131,607/10,620
Robert W. Lawley        3,194   $44,772.99        18,138/14,022              96,814/8,712
Terry L. Burrows          --           --          7,430/14,022              18,233/8,712
Anthony N. Leo            --           --          9,959/12,508                 808/5,310
Jeffrey M. Seibert        --           --         27,765/14,015            185,821/19,294

(1) All options granted through December 31, 2000 are reported. Exercisable options are fully vested. Options which will vest in the future are reported as unexercisable.

(2) The dollar values shown above were calculated by determining the difference between the closing trading price of CTY common stock at December 31, 2000, which was $20.50 per share, and the option price of each option as of December 31, 2000.

Pension Plan

   CBNA maintains a pension plan for some of its employees. Employees hired prior to December 31, 1998 became participants in the pension plan on January 1 or July 1 after completing one year of service (12 continuous months) and reaching age 21. The cost of the pension is actuarially determined and paid by CBNA. The amount of monthly pension is equal to 1.15% of average monthly pay up to $650, plus .60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay preceding retirement. The maximum amount of annual compensation used in determining retirement benefits is $170,000. A participant is eligible for early retirement after reaching age 60 and completing five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 2000, the following officers have been credited with the following years of service: Ernest L. Lowe --16 years of service, Robert W. Lawley--25 years of service, and Terry L. Burrows--27 years of service.

   In 1999, the Board of Directors amended the plan so that pension benefits will be offset by employer contributions to the CTY 401(k) Plan. Employees hired after December 31, 1998 are not eligible to participate in the pension plan. The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at age 65. These amounts are offset for the employer contribution in the 401(k) Plan.

                              PENSION PLAN TABLE

Remuneration                         Years of Service
------------    ----------------------------------------------------------------------
                  15          20          25          30          35           40
$35,000         $ 8,486     $11,314     $14,143     $16,971     $19,800     $ 22,138
$55,000         $13,736     $18,314     $22,893     $27,471     $32,050     $ 35,778
$75,000         $18,986     $25,314     $31,643     $37,971     $44,300     $ 49,418
$95,000         $24,236     $32,314     $40,393     $48,471     $56,550     $ 63,058
$115,000        $29,486     $39,314     $49,143     $58,971     $68,800     $ 76,698
$135,000        $34,736     $46,314     $57,893     $69,471     $81,050     $ 90,338
$150,000        $38,673     $51,564     $64,455     $77,346     $90,237     $100,568
$175,000        $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
$200,000        $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
$225,000        $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
$250,000        $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
$275,000        $41,298     $55,064     $68,830     $82,596     $96,362     $107,388

CTY 401(k) Profit Sharing Plan

   Effective January 1, 2000, the previously existing PSB 401(k) Plan and CBNA 401(k) Plan were merged to create the CTY 401(k) Profit Sharing Plan for employees of CTY and its subsidiaries. Each employee is eligible to participate in the plan after they have completed six months of service and have reached their twenty-first birthday. The plan offers both immediate and future benefits to employees in the program. The plan was submitted to the Internal Revenue Service for favorable determination as a tax deferred retirement program.

   CTY allocates for participating accounts an annual amount based on CTY's earnings at the end of each calendar year. The amount allocated to an employee's account is based on the relationship of the employee's annual compensation to the total annual compensation paid by CTY to all employees participating in the plan. Subject to limitations of the plan and the trust under plan, an employee can receive a percentage (to be determined in the discretion of the Board of Directors) of his or her annual compensation as a contribution to the plan account each year. The monies allocated to each employee's account are held and invested by the trustee for the plan. Employees become fully vested in the plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the plan according to the plan provisions. Should the participant become disabled or upon his or her death, the plan allows for other payment options. As a participant in the plan, the employee has the right to direct the investment of all of his or her funds. An employee may split his or her investment between two or more types of investments or instruct the administrator to place the entire amount in one investment account.

   In order to allow participants the opportunity to increase their retirement income, each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her total compensation earned while a participant under the plan. The amounts in each participant's voluntary contribution account are fully vested at all times and are not subject to forfeiture for any reason. The normal retirement age under the plan is age 65.

Community Banks, N.A. / Peoples State Bank Executive Survivor Income
Agreements

   On June 1, 1994, CBNA entered into Survivor Income Agreements with Ernest
L. Lowe, Robert W. Lawley, Terry L. Burrows, Lewis C. Bogle, and David E. Hawley. On February 5, 1999, PSB and CTY entered into similar agreements with Eddie L. Dunklebarger, Anthony N. Leo and Jeffrey M. Seibert. For the purpose of describing the provisions of these agreements, CBNA and PSB will each be referred to as the "Bank."

   In these agreements, the Bank promised to pay to each executive employee's designated beneficiary a survivor income benefit. The survivor's income benefit is payable only if the executive employee dies before terminating employment with the Bank and only to the extent that the Bank owns life insurance policies on the executive employee's life at the time of his or her death.

   The base death benefit is equal to the lesser of:

  . three times the executive employee's base salary for the calendar year in which the executive's death occurs; or

  . the amount of life insurance proceeds received by the Bank due to the executive's death.

   The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CTY's projected highest marginal federal income tax rate for the year in which the executive's death occurs. The survivor's income benefit will be paid in a lump sum within 60 days after the executive employee's death. These agreements are funded by life insurance policies on each executive employee's life.

   The life insurance policies are owned by the Bank, and are in place of each executive employee's participation in the Bank's group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee reaches the age of 65, as long he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement, the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee's death.

Supplemental Executive Retirement Plans

   CTY maintains Supplemental Executive Retirement Plans providing key man life insurance on the lives of certain executive employees. Pursuant to the plans, CTY has purchased key man life insurance policies with death benefits payable to CTY if an executive dies in the course of his employment with CTY, in initial net amounts of:

  .  $1,270,000 covering the life of Eddie L. Dunklebarger;

  .  $1,120,000 covering the life of Ernest L. Lowe;

  .  $912,000 covering the life of Robert W. Lawley;

  .  $679,500 covering the life of Terry L. Burrows;

  .  $575,000 covering the life of Anthony N. Leo; and

  .  $570,000 covering the life of Jeffrey M. Seibert.

   The plans also provide salary continuation benefits for the executives pursuant to Salary Continuation Agreements entered into between CTY and the executives. If the executive remains employed by CTY until he or she reaches age 62, then the executive will be entitled to salary continuation for twenty years after retirement. Pursuant to their respective agreements, the following individuals are entitled to the following amounts:

  .  Eddie L. Dunklebarger--$80,000 per year;

  .  Ernest L. Lowe--$45,000 per year;

  .  Anthony N. Leo--$40,000 per year;

  .  Jeffrey M. Seibert--$40,000 per year;

  .  Robert W. Lawley--$35,000 per year; and

  .  Terry L. Burrows--$25,000 per year.

   If the executive's employment with CTY is terminated before age 62, the executive will receive reduced benefits at age 62 in accordance with accrual of benefits schedules set forth in the respective agreements. Benefits will not be paid if an executive's employment is terminated for cause (as defined in the respective agreements). In the event of termination due to disability, CTY may elect to pay the accrued benefit immediately in a lump sum, discounted to present value. In the event that an executive is terminated after a change in control but prior to age 62, the executive will receive at age 62 his accrued benefit, plus an additional benefit equal to three years additional accrual in the case of Mr. Dunklebarger, and two years additional accrual in the cases of Mssrs. Leo, Seibert, Lawley and Burrows. If the executive dies prior to or during the benefit payment period, normal retirement benefits will be payable to the executive's beneficiaries beginning within one month after the executive's death.

Directors' Compensation

Attendance Fees

   In 2000, each CTY director received a quarterly fee of $750. Each outside director received a fee of $250 for each Board meeting attended. Each director who was not an executive officer also received $250 for each Committee meeting attended.

Directors' Stock Option Plan

   In 2000, the shareholders of CTY approved the Directors' Stock Option Plan. The purpose of the Directors' Stock Option Plan is to attract and retain non-employee directors who have outstanding abilities. The plan enables the directors to purchase shares on terms which will give the directors a direct and continuing interest in the success of CTY. The price of the options must equal at least the fair market values of CTY shares on the date the options are granted. Directors may not exercise the options before the first anniversary of the option grant or a change of control in CTY, whichever first occurs. The options will expire in ten years, unless they are exercised.

   On May 2, 2000, CTY granted options to all of its directors to acquire 1,000 shares at a price of $18.00 per share. On November 30, 2000, CTY granted options to all but the emeritus directors to purchase 500 shares at a price of $19.438 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

   Our directors and executive officers must file reports with the Securities and Exchange Commission indicating:

  .  the number of shares of CTY common stock they beneficially own; and

  .  changes in their beneficial ownership.

   To the best of our knowledge, our directors and executive officers filed all required reports in 2000.

Transactions with Officers and Directors

   During 2000, CBNA had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of CTY and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features.

   Allen Shaffer, a director of CTY, is an attorney with offices in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CTY and who CTY proposes to retain in the current fiscal year. James A. Ulsh, a director of CTY, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CTY has retained in the last fiscal year and proposes to retain in the current fiscal year. Thomas J. Carlyon, a director of CBNA, is an attorney in Hazleton, Pennsylvania, which CTY has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert, a director of CTY, is an actuarial consultant with Conrad M. Siegel, Inc., Harrisburg, Pennsylvania, which provides actuarial services to CTY.

Committees of the Board of Directors of CTY

   The Board of Directors of CTY has established three (3) committees:

  . the Audit Committee;

  . the Executive Committee; and

  . the Compensation Committee.

   We do not have a nomination committee but provide for the nomination of directors as described under "ELECTION OF DIRECTORS OF CTY" on page 2 of this proxy statement.

   The Board of Directors met five (5) times during 2000. All directors attended no fewer than 75% of the total number of meetings of the Board and committees on which he or she served, except Samuel E. Cooper, Peter DeSoto and Wayne H. Mummert who attended 67%, 63% and 73% respectively.

Audit Committee

  Members: Ronald Boyer, Kenneth L. Deibler, Samuel E. Cooper, Ray N.
          Leidich, Susan K. Nenstiel, Earl L. Mummert, Todd E. Elgin, Wayne
          H. Mummert

  Meetings: 4

   The Board of Directors of Community has established an Audit Committee of the Board. The general functions performed by the Audit Committee include supervising and recommending to the Board changes in audit procedures, recommending the hiring of outside auditors, reviewing the complete audit of the books and financial statements of CTY and its subsidiaries, reviewing and making recommendations to the Board regarding the internal auditor's report and the certified public accountants' audit report, reviewing examination reports by state and federal banking regulators, and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.

   With respect to fiscal year 2000, the Audit Committee has reviewed and discussed the audited financial statements of Community with management. Additionally, the Audit Committee has discussed with the independent auditors the matters to be required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors of Community that the audited financial statements be included in Community's Annual Report on Form 10-K.

   A copy of the charter of the Audit Committee that has been adopted by Community's Board of Directors is included in this Proxy Statement as Appendix
A. All members of the Committee are independent directors of Community, under the standards of the American Stock Exchange.

  By: Ronald Boyer, Kenneth L. Deibler, Samuel E. Cooper, Ray N. Leidich, Susan K. Nenstiel, Earl L. Mummert, Todd E. Elgin, Wayne H. Mummert

Executive Committee

       Members:  Robert W. Rissinger Peter DeSoto
                 Allen Shaffer       James A. Ulsh
                 Donald L. Miller    John W. Taylor, Jr.
                 Earl L. Mummert     Wayne H. Mummert
                 Thomas L. Miller

       Meetings: 9

       Functions:

  .  Review policies and other items to be presented to the Board; and

  . Act on behalf of the Board between scheduled Board meetings as permitted by law.

Compensation Committee

       Members:  Robert W. Rissinger James A. Ulsh
                 Earl L. Mummert     Peter DeSoto
                 John W. Taylor, Jr. Donald L. Miller

       Meetings: 2

       Functions:

  .  Evaluate CTY's compensation policies and plans;

  .  Review and evaluate the individual performance of executive officers;
     and

  . Make recommendations to the Board regarding the compensation of executive officers.

                                OTHER BUSINESS

   At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have engaged PricewaterhouseCoopers, LLP as principal accountant to audit the financial statements of Community for the year 2000. This firm has no material relationship with Community and is considered to be well qualified. A representative of the firm is expected to be at the annual meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions.

            FEES BILLED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   PricewaterhouseCoopers has billed the following fees for work relating to CTY's 2000 financial reports and condition. The Audit Committee has determined that the preparation of tax returns and the performance of other miscellaneous duties by PricewaterhouseCoopers is compatible with maintaining that firm's independence.

 Audit Fees (Review of CTY's 2000     Financia Information Systems    All Other Fees (Preparation of Tax
 --------------------------------   --------------------------------- ----------------------------------
Annual Report and 2000 Forms 10-Q)  Design and Implementation Fees(1) Returns and Miscellaneous Duties)
----------------------------------  --------------------------------- ----------------------------------
             $91,255                               $0                              $39,788

(1) PricewaterhouseCoopers does not perform these services for us.

                            FORM 10-K ANNUAL REPORT

   You can obtain a copy of the CTY Form 10-K Annual Report for the year ended December 31, 2000 at no charge by writing to:

                             Terry L. Burrows, EVP/CFO
                               Community Banks, Inc.
                                   P.O. Box 350
                          Millersburg, Pennsylvania 17061

   Our Annual Report on Form 10-K for the year ended December 31, 2000, which we filed with the SEC, is incorporated in this proxy statement by reference. All information appearing in this proxy statement should be read together with, and is qualified in its entirety by, the information and financial statements (including notes) appearing in the Annual Report.

                                RETURN OF PROXY

   You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you wish to vote in person at the meeting, you may then withdraw your proxy. By order of the Board of Directors,
                                         /s/ Patricia E. Hoch

                                            Patricia E. Hoch
                                            Secretary

   Millersburg, Pennsylvania
   March 28, 2001

                                 APPENDIX "A"

                             COMMUNITY BANKS, INC.
                            AUDIT COMMITTEE CHARTER

   The Board of Directors of Community Banks, Inc. (CTY) hereby constitutes and establishes an Audit Committee with its authority, structure, responsibilities, and specific duties as follows:

AUTHORITY

   The authority for the Audit Committee is derived from the full Board of Directors. The Committee membership is reviewed annually, and members are appointed accordingly.

STRUCTURE

   The Committee shall be comprised of at least three members and consist of independent directors only. All directors must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance/accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

   Under exceptional and limited circumstances, however, one non-independent director may serve on the Committee, provided that the Board determines it to be in the best interest of the corporation and its shareholders, and the Board discloses the reasons for the determination in the corporation's next annual proxy statement.

RESPONSIBILITIES

   The primary responsibilities of the Committee include oversight of the internal audit function, the external audit function, and the analysis of regulatory examinations. Specific responsibilities include:

* * * Meet at least quarterly, but as many times as the Committee deems necessary.

* * * Review the scope and general extent of the accountant's examinations, including their engagement letter. At this time the Committee should discuss with the accountants, the quality of the corporation's financial and accounting personnel and practices, and any relevant recommendations. In addition, the Committee should determine if the accountants possess the objectivity to carry out the audit independently. Fees are to be arranged with management and annually presented to the Committee for approval. This entire process results in the recommendation to hire or terminate the independent auditor.

* * * Review and approve the annual audit plan for both the internal and external auditor, the corporation's financial statements, the reports of examination by all regulatory authorities, and the results of the internal audit work.

* * * Review the adequacy of internal control systems and the extent to which significant audit recommendations have been implement.

* * *   Oversee the quarterly report process.

* * * Issue a letter signed by the Chairman of the Audit Committee to be included in the annual report to stockholders describing the Committee's responsibilities and activities during the year.

* * * Keep detailed minutes of the meetings that will document the audit reports and major findings discussed and record any action taken. These minutes will be used by the Audit Chairman when making his regular report to the full Board at the regularly scheduled Board Meeting.

   This Audit Committee Charter has been reviewed and approved by the Audit Committee of Community Banks, Inc. at the scheduled meeting held on May 19, 2000. The Charter was ratified by the Board of Directors of Community Banks, Inc. at its August 8, 2000 meeting.

                                          Patricia E. Hoch
                                          Secretary

                                          Ronald E. Boyer
                                          Audit Committee Chairman

                                      A-2